Exhibit 10.3

AMENDMENT NO. 1 TO

SPONSOR SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO SPONSOR SUPPORT AGREEMENT (“Amendment No. 1”) is entered into on August 12, 2026, by and among Arrington XRP Capital Fund, LP, a Delaware limited partnership (“Sponsor”), Armada Acquisition Corp. II, a Cayman Islands exempted company (“SPAC”), and Evernorth Holdings Inc., a Nevada corporation (“Pubco”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sponsor Support Agreement (as defined below).

WHEREAS, Sponsor, SPAC and Pubco are party to the Sponsor Support Agreement, dated as of October 19, 2025 (the “Original Sponsor Support Agreement” and, as amended by this Amendment No. 1, the “Amended Sponsor Support Agreement”);

WHEREAS, the parties hereto believe it is in their respective best interests to make certain revisions to the terms of the Original Sponsor Support Agreement; and

WHEREAS, pursuant to Section 11(f) of the Original Sponsor Support Agreement, the Original Sponsor Support Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Original Sponsor Support Agreement as follows:

Section 6 shall be replaced in its entirety with the following:

“Forfeiture of Shares and Warrants. Immediately prior to the Company Merger Effective Time, Sponsor shall deliver and forfeit to SPAC for cancellation and for no consideration all SPAC Class A Shares, SPAC Class B Shares and Private Placement Warrants it holds other than (a) a number of SPAC Class A Shares equal to the product of (i) 400,000 and (ii) the Adjustment Factor, (b) a number of SPAC Class B Shares equal to the product of (i) 7,880,000 and (ii) the Adjustment Factor and (c) a number of Private Placement Warrants equal to the product of (i) 200,000 and (ii) the Adjustment Factor. For purposes of this Section 6, “Adjustment Factor” shall mean the product of (x) 0.7 and (y) the quotient of (x) the value of XRP denominated in USD as calculated using the “CME CF XRP-Dollar Reference Rate—New York Variant” benchmark (with the reference ticker XRPUSD_NY) by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date and (y) the volume-weighted average price of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate—New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the Business Day immediately preceding the date on which the BCA was signed; provided, that the Adjustment Factor shall not be greater than 0.7 or less than 0. Sponsor hereby authorizes and directs SPAC and its transfer agent (and, with respect to the warrants, the warrant agent or trustee) to take all actions necessary to effect the foregoing cancellations and reflect them on SPAC’s books and records.”

Section 11(b) through (o) of the Original Sponsor Support Agreement shall apply to this Amendment No. 1 mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

EVERNORTH HOLDINGS INC.

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

ARRINGTON XRP CAPITAL FUND, LP

By:	/s/ J. Michael Arrington
Name:	J. Michael Arrington
Title:	Managing Member

ARMADA ACQUISITION CORP. II

By:	/s/ Taryn Naidu
Name:	Taryn Naidu
Title:	Chief Executive Officer

[Signature Page to Amendment No 1 to Sponsor Support Agreement]